EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002, PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Jeff Ervin, Interim Chief Financial Officer of ConnectM Technology Solutions, Inc. (the Company), certify that:

(1)the report of the Company on Form 10-K for the annual period ending December 31, 2024 (the Report) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (the Exchange Act); and

(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods referred to in the Report.

Date: August 04, 2025	/s/ Jeff Ervin
Jeff Ervin
Interim Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ConnectM Technology Solutions, Inc. and will be retained by ConnectM Technology Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.